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                                                                   Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 2, 1996 (except with respect to the matter discussed in Note 5 as to which the date is February 29, 1996), included in CYTOGEN Corporation's Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this Registration Statement.

                                              ARTHUR ANDERSEN LLP

          Philadelphia, PA
          March 27, 1996